Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT FIRST QUARTER 2007 RESULTS

May 11, 2007 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the first quarter ended March 31, 2007. The financial results for Holdings include the accounts of its indirect wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes and $5.9 million of unsecured notes payable to former employees. Other than these debt obligations, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods generally represent those of Norcraft.

FINANCIAL RESULTS

First Quarter of Fiscal 2007 Compared with First Quarter of Fiscal 2006

Net sales decreased $14.8 million, or 13.6%, from $108.7 million for the first quarter of 2006 compared to $93.9 million for the same quarter of 2007. Income from operations decreased by $1.7 million, or 12.0%, from $14.3 million for the first quarter of 2006 compared to $12.6 million for the same quarter of 2007. Net income for Holdings decreased $2.0 million, from $8.3 million for the first quarter of 2006 to $6.3 million in the same quarter of 2007. Net income for Norcraft decreased $1.7 million, from $10.6 million for the first quarter of 2006 to $8.9 million for the same quarter of 2007.

EBITDA (as defined in the attached table) was $17.8 million for the first quarter of 2006 compared to $16.4 million for the same quarter of 2007.

“We are very pleased with our continued margin improvement. Our efforts to increase production efficiencies and product mix have resulted in improved margins despite a significant decline in sales.” commented President and CEO, Mark Buller. “We continue to be concerned about the slow down in the housing industry and the impact on our future sales.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, May 15, 2007 at 10:00 a.m. Eastern Time. To participate, dial 800-500-0177 and use the pass code 6493069. A telephonic replay will be available by calling 888-203-1112 and using pass code 6493069.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through five brands: Mid Continent Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	March 31, 2007	December 31, 2006	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash	$20,246	$3,928	$20,246	$4,038
Trade accounts receivable, net	33,179	35,718	33,179	35,718
Inventories	22,990	21,997	22,990	21,997
Prepaid expenses	1,209	1,885	1,209	1,885

Total current assets	77,624	63,528	77,624	63,638

Property, plant and equipment, net	38,314	38,115	38,314	38,115

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	51,615	52,731	51,615	52,731
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	7,283	7,656	4,725	4,994
Display cabinets, net	8,982	9,006	8,982	9,006
Other	277	307	277	307

Total other assets	265,616	267,159	263,058	264,497

Total assets	$381,554	$368,802	$378,996	$366,250

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,959	$1,959	$—	$—
Accounts payable	11,827	8,301	11,827	8,301
Accrued expenses	24,508	23,828	24,508	23,828
Members’ distribution payable	2,420	—	2,420	—

Total current liabilities	40,714	34,088	38,755	32,129

Long-term debt	257,047	254,631	150,000	150,000
Other liabilities	438	—	438	—

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	48,571	48,835	—	—

Members’ equity	34,784	31,248	189,803	184,121

Total liabilities and members’ equity	$381,554	$368,802	$378,996	$366,250

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2007	2006	2007	2006
Net sales	$93,907	$108,666	$93,907	$108,666

Cost of sales	63,656	76,550	63,656	76,550

Gross profit	30,251	32,116	30,251	32,116

Selling, general and administrative expenses	17,668	17,816	17,668	17,816

Income from operations	12,583	14,300	12,583	14,300

Other expense (income):
Interest expense, net	5,920	5,589	3,382	3,392
Amortization of deferred financing costs	373	384	269	290
Other, net	32	52	32	52

Total other expense (income)	6,325	6,025	3,683	3,734

Net income	$6,258	$8,275	$8,900	$10,566

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$6,258	$8,275	$8,900	$10,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	1,243	1,120	1,243	1,120
Amortization:
Customer relationships	1,116	1,116	1,116	1,116
Deferred financing costs	373	384	269	290
Display cabinets	1,472	1,247	1,472	1,247
Provision for uncollectible accounts receivable	259	116	259	116
Provision for obsolete and excess inventory	106	180	106	180
Provision for warranty claims	807	1,261	807	1,261
Accreted interest on senior notes	2,416	2,197	—	—
Stock compensation expense	187	184	187	184
Loss (gain) on disposal of assets	10	(15)	10	(15)
Change in operating assets and liabilities:
Trade accounts receivable	2,280	(3,063)	2,280	(3,063)
Inventories	(1,121)	(2,179)	(1,121)	(2,179)
Prepaid expenses	676	(358)	676	(883)
Other assets	30	15	30	15
Accounts payable and accrued liabilities	3,913	6,640	3,913	6,640

Net cash provided by operating activities	20,025	17,120	20,147	16,595

Cash flows from investing activities:
Proceeds from sale of property and equipment	—	54	—	54
Purchase of property, plant and equipment	(1,970)	(1,776)	(1,970)	(1,776)
Purchase of display cabinets	(1,448)	(1,857)	(1,448)	(1,857)

Net cash used in investing activities	(3,418)	(3,579)	(3,418)	(3,579)

Cash flows from financing activities:
Book overdrafts payable	—	(1,642)	—	(1,642)
Proceeds from issuance of member interests	—	840	—	840
Repurchase of members’ interests	(312)	(112)	(312)	(112)
Distributions to members	—	10	(232)	10

Net cash used in financing activities	(312)	(904)	(544)	(904)

Effect of exchange rates on cash	23	(31)	23	(31)

Net increase in cash	16,318	12,606	16,208	12,081
Cash, beginning of the period	3,928	933	4,038	933

Cash, end of period	$20,246	$13,539	$20,246	$13,014

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$275	$97	$153	$97

Supplemental disclosure of non-cash transactions:
Tax distributions declared but not paid	$2,420	$3,360	$2,420	$3,360

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended March 31,		Twelve Months Ended March 31, 2007
	2007	2006
Net income	$6,258	$8,275	$37,476
Interest expense, net	5,920	5,589	22,985
Depreciation	1,243	1,120	4,783
Amortization of deferred financing costs	373	384	1,487
Amortization of customer relationships	1,116	1,116	4,466
Display cabinet amortization	1,472	1,247	5,800
State Taxes	30	32	128

EBITDA	$16,412	$17,763	$77,125

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended March 31,		Twelve Months Ended March 31, 2007
	2007	2006
Net income	$8,900	$10,566	$47,501
Interest expense, net	3,382	3,392	13,360
Depreciation	1,243	1,120	4,783
Amortization of deferred financing costs	269	290	1,087
Amortization of customer relationships	1,116	1,116	4,466
Display cabinet amortization	1,472	1,247	5,800
State Taxes	30	32	128

EBITDA	$16,412	$17,763	$77,125